Exhibit 99.1

Contact:
Lorin Crenshaw	225.388.7322

Albemarle reports third quarter 2013 results

BATON ROUGE, LA - October 16, 2013 –

Third quarter 2013 highlights:

•	Earnings of $89.4 million, or $1.09 per share, excluding non-operating items.

•	Net sales of $648.6 million and EBITDA margin, excluding non-operating items, of 24 percent.

•	Cash from operations in the quarter of $139 million, up 14% vs prior year.

•	Announced a reorganization to two business units effective January, 2014.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2013	2012	2013	2012
Net sales	$648,638	$661,226	$1,924,460	$2,057,824
Segment income	$136,456	$151,083	$399,112	$510,556
Net income attributable to Albemarle Corporation	$90,512	$109,459	$257,238	$273,810
Diluted earnings per share	$1.11	$1.22	$3.02	$3.04
Non-operating pension and OPEB items(a)	(0.01)	(0.02)	(0.04)	(0.13)
Special items(b) (c)	—	(0.05)	—	0.77
Diluted earnings per share, excluding special and
non-operating pension and OPEB items(f)	$1.09	$1.15	$2.98	$3.68

See accompanying notes and reconciliations to the condensed consolidated financial information.

Albemarle Corporation (NYSE: ALB) reported third quarter 2013 earnings of $90.5 million, or $1.11 per share, compared to third quarter 2012 earnings of $109.5 million, or $1.22 per share. Excluding special and non-operating pension and OPEB items (see notes to the condensed consolidated financial information), third quarter 2013 earnings were $89.4 million, or $1.09 per share, compared to $103.1 million, or $1.15 per share, for the third quarter of 2012. The Company reported net sales of $648.6 million in the third quarter of 2013, down from net sales of $661.2 million in the third quarter of 2012, driven by our exit of the phosphorus flame retardants business, lower metals pass through surcharges and unfavorable pricing in our bromine portfolio, partly offset by favorable volumes in Polymer Solutions and Fine Chemistry.

Earnings for the nine months ended September 30, 2013 were $257.2 million, or $3.02 per share, compared to $273.8 million, or $3.04 per share, for the same period in 2012. Excluding special and non-operating pension and OPEB items, earnings for the nine months ended September 30, 2013 were $253.9 million, or $2.98 per share, compared to $331.0 million, or $3.68 per share, for the same period in 2012. Net sales for the nine months ended September 30, 2013 were $1.9 billion, down from $2.1 billion for the same period in 2012, driven by lower metals surcharges, our exit of the phosphorus flame retardants business, and pricing on certain products, partly offset by higher sales volumes.

During the quarter, we announced a realignment of our global business units (GBUs) to increase customer focus, improve efficiency, enhance innovation and accelerate growth. Effective January 1, 2014, the Company’s assets and businesses will be aligned under two GBUs: Performance Chemicals, to include Fire Safety Solutions, Specialty Chemicals and Fine Chemistry Services, and Catalyst Solutions, to include Refinery Catalyst Solutions, Performance Catalyst Solutions and Antioxidants.

“Third quarter results came in about as expected and earnings per share was up 13% sequentially, driven largely by improved performance in refinery catalysts and custom services, lower corporate costs and continued strength in clear brine fluid volumes,” stated Luke Kissam, CEO. “We remain confident that our strategy and the earnings and cash generation capabilities of our businesses will continue to deliver exceptional shareholder value.”

Quarterly Segment Results

Catalysts generated net sales of $226.0 million in the third quarter of 2013, a 10 percent decrease from net sales in the third quarter of 2012, primarily on unfavorable pricing in Refinery Catalysts Solutions on lower metals pass through surcharges and unfavorable Performance Catalyst Solutions volumes and pricing. Catalysts segment income was $57.5 million in the third quarter of 2013, down 7 percent from third quarter 2012 results of $61.8 million, due primarily to higher manufacturing costs, lower pricing in Performance Catalysts Solutions, and lower equity income from our unconsolidated joint ventures, partly offset by higher Refinery Catalysts volumes and lower variable input costs.

Polymer Solutions reported net sales of $224.3 million in the third quarter of 2013, a 3 percent increase from net sales in the third quarter of 2012, on higher volumes across our portfolio, partly offset by unfavorable pricing impacts, primarily in Flame Retardants. Segment income for Polymer Solutions was $41.5 million in the third quarter of 2013, an 8 percent decline from $45.3 million in the third quarter of 2012, driven by unfavorable pricing and higher manufacturing costs, partly offset by favorable sales volumes.

Fine Chemistry net sales in the third quarter of 2013 were $198.3 million, a 3 percent increase from net sales in the third quarter of 2012, due mainly to favorable sales volumes. Segment income for Fine Chemistry was $37.5 million for the third quarter of 2013, down 15 percent from third quarter 2012 results of $44.0 million, due primarily to unfavorable pricing and higher manufacturing costs, partly offset by favorable volumes.

Corporate and Other

Corporate and other expense was $8.8 million ($10.6 million excluding non-operating pension and OPEB items) for the third quarter of 2013. The $5.2 million increase from the comparable period in 2012 was due primarily to higher pension and OPEB and other personnel costs, and higher fees for services.

Interest and financing expenses were $9.5 million for the third quarter of 2013 compared to $7.9 million for the third quarter of 2012, due primarily to decreases in interest capitalized on lower average construction work in progress balances in the 2013 period.

Excluding special and non-operating pension and OPEB items, our effective income tax rates were 22.6 percent and 26.4 percent for the third quarter of 2013 and 2012, respectively. Our effective tax rate continues to be influenced by the level and geographic mix of income, and benefits from a favorable mix of income in lower tax jurisdictions.

Cash Flow

Our cash flow from operations was approximately $318 million for the nine months ended September 30, 2013, up 4 percent from 2012, and we had $401 million in cash and cash equivalents at September 30, 2013. During the nine months ended September 30, 2013, proceeds from borrowings net of repayments, cash on hand and cash provided by operations funded capital expenditures for plant, machinery and equipment of approximately $135 million (which includes approximately $35 million in capital expenditures associated with our Jordanian joint venture), dividends to shareholders of $58.6 million, dividends to noncontrolling interests of $10.0 million, pension and postretirement contributions of $9.9 million and $582.3 million for repurchases of our common stock pursuant to the terms of our share repurchase program and our accelerated share repurchase program entered into in the second quarter.

Earnings Call

The Company’s performance for the third quarter ended September 30, 2013 will be discussed on a conference call at 9:00 AM Eastern Daylight time on October 17, 2013. The call can be accessed by dialing 888-679-8033 (International Dial-In # 617-213-4846), and entering conference ID 43417954. The Company’s earnings presentation and supporting material can be accessed through Albemarle’s website under Investors at www.albemarle.com.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. Albemarle is committed to global sustainability and is advancing its eco-practices and solutions in its three business segments, Polymer Solutions, Catalysts and Fine Chemistry, with Corporate Responsibility Magazine naming Albemarle among its prestigious “100 Best Corporate Citizens” list for 2013. The Company employs approximately 4,200 people worldwide and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings and other information regarding the Company, its businesses and markets served.

Forward-Looking Statements

Some of the information presented in this press release and the conference call and discussions that follow, including, without limitation, statements with respect to product development, changes in productivity, market trends, price, volume and mix changes, expected growth and earnings, input costs, surcharges, tax rates, stock repurchases, dividends, economic trends, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; changes in the cost of raw materials and energy and in our ability to pass through such increases; acquisitions and divestitures, and changes in performance of acquired companies; changes in our markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of claims or litigation; the occurrence of natural disasters; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy, including adverse effects from terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings and changes in tax laws and rates; changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement, including cyber security breaches, and other innovation risks; decisions we may make in the future; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Albemarle Corporation and Subsidiaries
Consolidated Statements of Income
(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net sales	$648,638	$661,226	$1,924,460	$2,057,824
Cost of goods sold	436,989	443,476	1,316,582	1,339,806
Gross profit	211,649	217,750	607,878	718,018
Selling, general and administrative expenses(d)	62,543	53,404	190,193	189,143
Research and development expenses	19,441	19,831	60,959	59,791
Restructuring and other charges, net(b)	—	—	—	94,703
Operating profit	129,665	144,515	356,726	374,381
Interest and financing expenses	(9,496)	(7,914)	(22,335)	(25,134)
Other (expenses) income, net	(389)	2,370	(6,295)	1,564
Income before income taxes and equity in net
income of unconsolidated investments	119,780	138,971	328,096	350,811
Income tax expense(c)	27,274	32,472	74,916	93,382
Income before equity in net income of
unconsolidated investments	92,506	106,499	253,180	257,429
Equity in net income of unconsolidated
investments (net of tax)	5,338	7,935	25,308	29,233
Net income	97,844	114,434	278,488	286,662
Net income attributable to noncontrolling interests	(7,332)	(4,975)	(21,250)	(12,852)
Net income attributable to Albemarle Corporation	$90,512	$109,459	$257,238	$273,810
Basic earnings per share	$1.11	$1.23	$3.04	$3.07
Diluted earnings per share	$1.11	$1.22	$3.02	$3.04
Weighted-average common shares outstanding –
basic	81,385	89,327	84,711	89,246
Weighted-average common shares outstanding –
diluted	81,852	89,879	85,192	89,959

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In Thousands) (Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$401,427	$477,696
Other current assets	993,279	929,617
Total current assets	1,394,706	1,407,313
Property, plant and equipment	2,934,613	2,818,604
Less accumulated depreciation and amortization	1,585,637	1,522,033
Net property, plant and equipment	1,348,976	1,296,571
Other assets and intangibles	726,383	733,407
Total assets	$3,470,065	$3,437,291
LIABILITIES AND EQUITY
Current portion of long-term debt	$19,602	$12,700
Other current liabilities	391,235	372,309
Total current liabilities	410,837	385,009
Long-term debt	1,060,282	686,588
Other noncurrent liabilities	353,029	370,318
Deferred income taxes	68,768	63,368
Albemarle Corporation shareholders’ equity	1,467,095	1,833,598
Noncontrolling interests	110,054	98,410
Total liabilities and equity	$3,470,065	$3,437,291

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Selected Consolidated Cash Flow Data
(In Thousands) (Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
Cash and cash equivalents at beginning of year	$477,696	$469,416
Cash and cash equivalents at end of period	$401,427	$402,642
Sources of cash and cash equivalents:
Net income	$278,488	$286,662
Proceeds from borrowings of long-term debt	117,000	—
Proceeds from other borrowings, net	357,379	—
Proceeds from exercise of stock options	4,510	19,977
Uses of cash and cash equivalents:
Capital expenditures	(135,028)	(218,708)
Repurchases of common stock	(582,298)	(40,470)
Repayments of long-term debt	(93,913)	(11,701)
Repayments of other borrowings, net	—	(37,542)
Dividends paid to shareholders	(58,574)	(51,287)
Dividends paid to noncontrolling interests	(10,014)	(7,628)
Pension and postretirement contributions	(9,892)	(19,705)
Non-cash and other items:
Depreciation and amortization	79,477	74,428
Non-cash charges associated with restructuring and other, net	—	70,587
Pension and postretirement expense (benefit)	4,730	(10,117)
Equity in net income of unconsolidated investments	(25,308)	(29,233)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Consolidated Summary of Segment Results
(In Thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net sales:
Polymer Solutions	$224,320	$216,992	$663,410	$692,139
Catalysts	226,042	251,201	695,433	773,867
Fine Chemistry	198,276	193,033	565,617	591,818
Total net sales	$648,638	$661,226	$1,924,460	$2,057,824
Segment operating profit:
Polymer Solutions	$40,678	$44,694	$128,169	$162,648
Catalysts	53,878	55,093	146,536	189,104
Fine Chemistry	43,894	48,336	120,349	142,403
Total segment operating profit	138,450	148,123	395,054	494,155
Equity in net income of unconsolidated investments:
Polymer Solutions	1,735	1,199	6,371	4,957
Catalysts	3,603	6,736	18,937	24,276
Fine Chemistry	—	—	—	—
Corporate & other	—	—	—	—
Total equity in net income of unconsolidated investments	5,338	7,935	25,308	29,233
Net income attributable to noncontrolling interests:
Polymer Solutions	(916)	(602)	(4,118)	(1,255)
Catalysts	—	—	—	—
Fine Chemistry	(6,416)	(4,373)	(17,132)	(11,577)
Corporate & other	—	—	—	(20)
Total net income attributable to noncontrolling interests	(7,332)	(4,975)	(21,250)	(12,852)
Segment income:
Polymer Solutions	41,497	45,291	130,422	166,350
Catalysts	57,481	61,829	165,473	213,380
Fine Chemistry	37,478	43,963	103,217	130,826
Total segment income	136,456	151,083	399,112	510,556
Corporate & other(a) (e)	(8,785)	(3,608)	(38,328)	(25,091)
Restructuring and other charges, net(b)	—	—	—	(94,703)
Interest and financing expenses	(9,496)	(7,914)	(22,335)	(25,134)
Other (expenses) income, net	(389)	2,370	(6,295)	1,564
Income tax expense(c)	(27,274)	(32,472)	(74,916)	(93,382)
Net income attributable to Albemarle Corporation	$90,512	$109,459	$257,238	$273,810

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(a)	Non-operating pension and OPEB items, consisting of mark-to-market (MTM) actuarial gains/losses as well as interest costs and expected return on assets, are included in Corporate & other as follows:

•
For the three months ended September 30, 2013 and 2012, net benefits amounting to $1.8 million ($1.1 million after income taxes, or $0.01 per share) and $2.9 million ($1.8 million after income taxes, or $0.02 per share), respectively. There were no MTM actuarial gains/losses recorded during the three months ended September 30, 2013 and 2012.

•
For the nine months ended September 30, 2013 and 2012, net benefits amounting to $5.4 million ($3.4 million after income taxes, or $0.04 per share) and $18.9 million ($12.0 million after income taxes, or $0.13 per share), respectively. There were no MTM actuarial gains/losses recorded during the nine months ended September 30, 2013.

Although non-operating pension and OPEB items are included in our GAAP operating profit, we believe that these components of pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses.

(b)
The nine-month period ended September 30, 2012 includes net charges amounting to $94.7 million ($73.6 million after income taxes, or $0.82 per share) in connection with our exit of the phosphorus flame retardants business.

(c)
The three and nine month periods ended September 30, 2012 included discrete net tax benefit items of $4.5 million, or $0.05 per share, related principally to the release of various tax reserves for uncertain domestic tax positions due to the expiration of the domestic statute of limitations related to the 2008 tax year.

(d)
The nine-month period ended September 30, 2012 includes a gain of $8.1 million ($5.1 million after tax, or $0.06 per share) resulting from proceeds received in connection with the settlement of litigation (net of related legal fees). The nine-month period ended September 30, 2012 also includes an $8 million charitable contribution ($5.1 million after tax, or $0.06 per share) to the Albemarle Foundation.

(e)
The nine-month period ended September 30, 2013 includes costs of $3.6 million which are the subject of a claim by the Company against a freight services vendor for alleged fraud committed against several companies.

(f)	Totals may not add due to rounding.

Additional Information

It should be noted that Net income attributable to Albemarle Corporation (“earnings”), earnings per share and effective income tax rates which exclude special and non-operating pension and OPEB items, as well as presentations of segment operating profit, segment income, EBITDA, EBITDA excluding special and non-operating pension and OPEB items, EBITDA margin and EBITDA margin excluding special and non-operating pension and OPEB items are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investors section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Financials.” Also, see attached for a supplemental reconciliation of our segment operating profit and segment income amounts to GAAP Operating profit and GAAP Net income attributable to Albemarle Corporation, respectively, as well as for a supplemental reconciliation of Net income attributable to Albemarle Corporation excluding special and non-operating pension and OPEB items, EBITDA and EBITDA excluding special and non-operating pension and OPEB items to Net income attributable to Albemarle Corporation.

ALBEMARLE CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliation
(In Thousands)
(Unaudited)

Our segment information includes measures we refer to as “segment operating profit,” “segment income,” “EBITDA” and “EBITDA excluding special and non-operating pension and OPEB items,” which are financial measures that are not required by, or presented in accordance with, GAAP. The Company has reported segment operating profit, segment income, EBITDA and EBITDA excluding special and non-operating pension and OPEB items because management believes that these financial measures provide transparency to investors and enable period-to-period comparability of financial performance. Segment operating profit, segment income, EBITDA and EBITDA excluding special and non-operating pension and OPEB items should not be considered as alternatives to operating profit or net income attributable to Albemarle Corporation, as determined in accordance with GAAP.

See below for a reconciliation of segment operating profit and segment income, the non-GAAP financial measures, to Operating profit and Net income attributable to Albemarle Corporation, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Total segment operating profit	$138,450	$148,123	$395,054	$494,155
Corporate & other *	(8,785)	(3,608)	(38,328)	(25,071)
Restructuring and other charges, net	—	—	—	(94,703)
GAAP Operating profit	$129,665	$144,515	$356,726	$374,381
Total segment income	$136,456	$151,083	$399,112	$510,556
Corporate & other	(8,785)	(3,608)	(38,328)	(25,091)
Restructuring and other charges, net	—	—	—	(94,703)
Interest and financing expenses	(9,496)	(7,914)	(22,335)	(25,134)
Other (expenses) income, net	(389)	2,370	(6,295)	1,564
Income tax expense	(27,274)	(32,472)	(74,916)	(93,382)
GAAP Net income attributable to Albemarle Corporation	$90,512	$109,459	$257,238	$273,810
* Excludes corporate noncontrolling interest adjustments of $(20) for the nine-month period ended September 30, 2012.

See below for a reconciliation of Net income attributable to Albemarle Corporation excluding special and non-operating pension and OPEB items, EBITDA and EBITDA excluding special and non-operating pension and OPEB items, the non-GAAP financial measures, to Net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP. EBITDA is defined as Net income attributable to Albemarle Corporation before interest and financing expenses, income taxes, depreciation and amortization. EBITDA excluding special and non-operating pension and OPEB items is defined as EBITDA before the special and non-operating pension and OPEB items as listed below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income attributable to Albemarle Corporation	$90,512	$109,459	$257,238	$273,810
Add back:
Non-operating pension and OPEB items (net of tax)	(1,121)	(1,825)	(3,365)	(11,951)
Special items (net of tax)	—	(4,490)	—	69,100
Net income attributable to Albemarle Corporation excluding special
and non-operating pension and OPEB items	$89,391	$103,144	$253,873	$330,959

Net income attributable to Albemarle Corporation	$90,512	$109,459	$257,238	$273,810
Add back:
Interest and financing expenses	9,496	7,914	22,335	25,134
Income tax expense	27,274	32,472	74,916	93,382
Depreciation and amortization	27,660	24,979	79,477	74,428
EBITDA	154,942	174,824	433,966	466,754
Non-operating pension and OPEB items	(1,791)	(2,887)	(5,375)	(18,910)
Special items	—	—	—	94,703
EBITDA excluding special and non-operating pension and
OPEB items	$153,151	$171,937	$428,591	$542,547

Net sales	$648,638	$661,226	$1,924,460	$2,057,824
EBITDA Margin	23.9%	26.4%	22.6%	22.7%
EBITDA Margin excluding special and non-operating pension and
OPEB items	23.6%	26.0%	22.3%	26.4%